                                                                      Exhibit 23.02

Independent Auditors' Consent

We consent to the use of our report dated March 24, 2004 (except for Note C, as to which the date is April 27, 2004), with respect to the financial statements Of AT&S Holdings, Inc. as of December 31, 2003 and for each of the two years in the period ended December 31, 2003, included herein.

We also consent to the reference to our firm under the heading "Experts" in the prospectus.

                                       /s/ Harold J. Nicholsen, Chartered

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                                       Harold J. Nicholsen, Chartered

Overland Park, Kansas

May 10, 2004